Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-232318, 333-253801 and 333-263223 on Form S-8 of our reports dated March 1, 2023, relating to the financial statements and financial statement schedule of Grocery Outlet Holding Corp. and the effectiveness of Grocery Outlet Holding Corp.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 1, 2023